UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 2, 2009

OKLAHOMA GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-1097	73-0382390
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On July 2, 2009, OGE Energy Corp., the parent company of Oklahoma Gas and Electric Company (the “Company”), issued a press release announcing that the Company has reached a settlement in its rate case.

As previously announced, the Company filed, on February 27, 2009, an application with the Oklahoma Corporation Commission (“OCC”) to increase its electric rates to its Oklahoma retail customers by approximately $110 million annually. The Company announced on July 2, 2009 that it had executed a settlement agreement (the “Settlement Agreement”) with the OCC Staff, the Attorney General’s Office of Oklahoma, The Oklahoma Industrial Energy Consumers and other intervenors resolving all issues associated with its requested rate increase. The Settlement Agreement is incorporated herein by reference as Exhibit 99.02 hereto. This settlement was a global settlement and does not specify a return on equity or capital structure.

Key terms of the Settlement Agreement are as follows:

•

An annual net increase of approximately $48.3 million in the Company’s rates to its Oklahoma retail customers, which includes an increase in the residential customer charge from $6.50/month to $13.00/month.

•	Recovery through the Company’s fuel adjustment clause of approximately $4.8 million annually of certain expenses that historically had been recovered through base rates.
•

In addition to the net increase in rates, a new rider will be established to permit the recovery of up to $20 million of capital expenditures and operation and maintenance expenses associated with the Company’s smart grid project in Norman, Oklahoma, effective upon completion of the project, which is currently scheduled for July 2010.

•

Continued utilization of a 10.75% return on equity (“ROE”) under various recovery riders previously approved by the OCC, including riders for the Oklahoma City, Oklahoma to Woodward, Oklahoma transmission line, storm costs, system hardening and enhanced security measures at the Company’s facilities. The same ROE will be used under the rider described above for the Company’s smart grid project in Norman, Oklahoma and in calculating allowance for funds used during construction for projects under construction.

The Company expects the impact of the rate increase on its customers and service territory to be minimal over the next 12 months as the rate increase will be more than offset by lower fuel costs attributable to prior fuel over recoveries from lower than forecasted fuel costs. The Settlement Agreement must be approved by the OCC to become effective. A hearing before the OCC is currently scheduled for July 22, 2009, at which time the Settlement Agreement is expected to be presented to the OCC for its approval.

A copy of OGE Energy’s press release announcing the Settlement Agreement is attached as Exhibit 99.01 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.01	Press release dated July 2, 2009, announcing OG&E, Intervenors Reach Rate Case Settlement.
99.02	Copy of Settlement Agreement dated July 2, 2009. (Filed as Exhibit 99.02 to OGE Energy’s Form 8-K filed July 6, 2009 (File No. 1-12579) and incorporated by reference herein)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OKLAHOMA GAS AND ELECTRIC COMPANY
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller and Chief Accounting Officer

July 6, 2009